EXHIBIT 23.1 Consent of Beemer, Pricher, Keuhnhackl & Heidbrink, P.A.






             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S-3 Registration Statement No. 333-07449 regarding the Dividend Reinvestment Program and Form S-8 Registration Statement No. 333-64537 regarding the Stock Compensation Plan of Golden Triangle Industries, Inc. of our report dated April 5, 2001 which was included in the annual report on Form 10-K of Golden Triangle Industries, Inc. and Subsidiaries for the year ended December 31, 2000.



/s/ BEEMER, PRICHER, KUEHNHACKL AND HEIDBRINK, P.A.


Orlando, Florida
April 6, 2001















                                EXHIBIT 23.1